Exhibit 10.1


                           Form of Indemnity Agreement



                               INDEMNITY AGREEMENT


     This Agreement is made and entered into as of this ___ day of ____________, 2004, by and between Dorchester Minerals, L.P., a Delaware limited partnership (the "Company") and _____________ ("Indemnitee"), who has served or is currently serving the Company, Dorchester Minerals Management LP, a Delaware limited partnership (the "General Partner"), Dorchester Minerals Management GP LLC, a Delaware limited liability company (the "Managing General Partner"), Dorchester Minerals Operating LP, a Delaware limited partnership (the "Operating Partnership") or a Subsidiary (as hereinafter defined) in the capacity of an officer, director, employee, manager and/or agent thereof;

                                    RECITALS

     A. The officers, directors, employees, managers and agents of the Company, the General Partner, the Managing General Partner, the Operating Partnership and the Subsidiaries are responsible for managing the Company's business.

     B. The Company is aware that competent and experienced persons are increasingly reluctant to serve as officers, directors, employees, managers or agents of public companies unless they are protected by comprehensive liability insurance or indemnification, due to increased exposure to litigation costs and risks resulting from their service to such companies, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such officers, directors, employees, managers and agents.

     C. The statutes and judicial decisions regarding the duties of officers, directors, employees, managers and agents are often difficult to apply, ambiguous, or conflicting, and therefore fail to provide such officers, directors, employees, managers and agents with adequate, reliable knowledge of legal risks to which they are exposed or information regarding the proper course of action to take.

     D. Plaintiffs often seek damages in such large amounts and the costs of litigation may be so enormous (whether or not the case is meritorious), that the defense and/or settlement of such litigation is often beyond the personal resources of managers, directors, officers and agents.

     E. The Company believes that it is unfair for the officers, directors, employees, managers and agents of the Company, the General Partner, the Managing General Partner, the Operating Partnership and the Subsidiaries to assume the risk of judgments and other expenses which may occur in cases in which the officer, director, employee, manager or agent received no personal profit and in cases where the officer, director, employee, manager or agent was not culpable.

     F. The Company recognizes that the issues in controversy in litigation against an officer, director, employee, manager or agent of a public company such as the Company are often related to the knowledge, motives and intent of such officer, director, employee, manager
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or agent, that he is usually the only witness with knowledge of the essential facts and exculpating circumstances regarding such matters, and that the long period of time which usually elapses before the trial or other disposition of such litigation often extends beyond the time that the officer, director, employee, manager or agent can reasonably recall such matters; and may extend beyond the normal time for retirement for such manager, officer or agent with the result that he, after retirement or in the event of his death, his spouse, heirs, executors or administrators, may be faced with limited ability and undue hardship in maintaining an adequate defense, which may discourage such officer, director, employee, manager or agent from serving in that position.

     G. The Company has concluded that to retain and attract talented and experienced individuals to serve as officers, directors, employees, managers and agents of the Company, the General Partner, the Managing General Partner, the Operating Partnership and the Subsidiaries, and to encourage such individuals to take the business risks necessary for the success of the Company, it is necessary for the Company to contractually indemnify its officers, directors, employees, managers and agents and the officers, employees, managers and agents of the Company, the General Partner, the Managing General Partner, the Operating Partnership and the Subsidiaries and to assume for itself maximum liability for expenses and damages in connection with claims against such officers, directors, employees, managers and agents in connection with their service to the Company, the General Partner, the Managing General Partner, the Operating Partnership and the Subsidiaries and has further concluded that the failure to provide such contractual indemnification could result in great harm to the Company and its unitholders.

     H. Section 108 of the Delaware Revised Uniform Limited Partnership Act (the "Act"), under which the Company is organized ("Section 108"), empowers the Company to indemnify its partners and others from and against any and all claims and demands whatsoever.

     I. The Amended and Restated Agreement of Limited Partnership sets forth certain provisions relating to the indemnification of, and advancement of expenses to, officers and managers (among others), and is specifically not exclusive of other rights to which those indemnified thereunder may be entitled under any governing documents of the Company, agreements, vote of partners or disinterested managers or otherwise, and, thus, does not by itself limit the extent to which the Company may indemnify persons;

     J. The Indemnitee has previously served as an officer, director, employee, manager or agent of the Company, the General Partner, the Managing General Partner, the Operating Partnership or a Subsidiary and/or the Company desires and has requested the Indemnitee to serve or continue to serve as an officer, director, employee, manager or agent of the Company, the General Partner, the Managing General Partner, the Operating Partnership or a Subsidiary free from undue concern for claims for damages arising out of or related to such services.

     K. Indemnitee previously served, is willing to serve or to continue to serve, the Company, the General Partner, the Managing General Partner, the Operating Partnership and/or a Subsidiary, in reliance on the furnishing of the indemnity provided for herein.

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                                    AGREEMENT

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.  DEFINITIONS.

        (a) AGENT. For the purposes of this Agreement, "Agent" means any person who (i) is or was an officer, director, employee, manager or other agent of the Company, the General Partner (as the general partner of the Company), the Managing General Partner (as the general partner of the general partner of the Company), the Operating Partnership (as the operating partnership of the General Partner as the general partner of the Company) and/or a Subsidiary; (ii) is or was serving at the request of, for the convenience of, or to represent the interests of the Company, the General Partner (as the general partner of the Company), the Managing General Partner (as the general partner of the general partner of the Company), the Operating Partnership (as the operating partnership of the General Partner as the general partner of the Company) and/or a Subsidiary as an officer, director, employee, manager or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; or (iii) was an officer, director, employee, manager or agent of a foreign or domestic corporation which was a predecessor corporation of the Company, the General Partner (as the general partner of the Company), the Managing General Partner (as the general partner of the general partner of the Company), the Operating Partnership (as the operating partnership of the General Partner as the general partner of the Company) and/or a Subsidiary, or was an officer, director, employee, manager or agent of another enterprise at the request of, for the convenience of, or to represent the interests of such predecessor corporation.

        (b) DISINTERESTED MANAGER. For purposes of this Agreement, "Disinterested Manager" means a manager of the board of managers of the Managing General Partner of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

        (c) EXPENSES. For purposes of this Agreement, "Expenses" include all out of pocket costs of any type or nature whatsoever (including, without limitation, all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in, or otherwise involved in, a Proceeding or appeal resulting from any Proceeding), actually and reasonably incurred by the Indemnitee in connection with either the investigation, being a witness in, defense or appeal, or preparing the defense or appeal, or the settlement of a Proceeding or establishing or enforcing the right to indemnification under this Agreement, the Amended and Restated Agreement of Limited Partnership or Section 108 or otherwise. Should any payments by the Company under this Agreement be determined to be subject to any federal, state or local income or excise tax, "Expenses" will also include such amounts as are necessary to place Indemnitee in the same
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after-tax position, after giving effect to all applicable taxes, Indemnitee would have been in had such tax not have been determined to apply to those payments.

        (d) INDEPENDENT COUNSEL. For purposes of this Agreement "Independent Counsel means a law firm, or a member of a law firm, selected solely by the Indemnitee that is experienced in matters of corporate law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company, the General Partner, the Managing General Partner, the Operating Partnership or a Subsidiary or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto and such Independent Counsel shall be an intended third party beneficiary of this covenant.

        (e) PROCEEDING. For the purposes of this Agreement, "Proceeding" means any threatened, pending, or completed action, suit or other proceeding or any inquiry or investigation, whether conducted by the Company or any other party, including any governmental agency, which the Indemnitee in good faith believes might lead to, or does result in, the institution of any such action, suit or proceeding whether civil, criminal, administrative, arbitrational, investigative or otherwise.

        (f) SUBSIDIARY. For purposes of this Agreement, "Subsidiary" means any corporation of which more than 50% of the outstanding voting securities is owned directly or indirectly by the Company, by the Company and one or more other subsidiaries, or by one or more other subsidiaries, and any partnership or limited liability company of which more than 50% of the outstanding equity is owned directly or indirectly by the Company, by the Company and one or more other subsidiaries, or by one or more other subsidiaries.

     2. AGREEMENT TO SERVE. The Indemnitee has previously served as an Agent and/or agrees to serve and/or continue to serve as an Agent, at its will (or under separate agreement, if such agreement exists), in the capacity Indemnitee currently serves as an Agent for so long as he is duly elected or appointed and qualified or until such time as he tenders his resignation; provided, however, that nothing contained in this Agreement is intended to create any right to continued employment by Indemnitee or any obligation requiring Indemnitee to continue to serve in such capacity.

     3. MANDATORY INDEMNIFICATION. Subject to Section 7, the Company shall indemnify the Indemnitee as follows:
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        (a) SUCCESSFUL DEFENSE. To the extent the Indemnitee has been successful on the merits or otherwise in defense of any Proceeding (including, without limitation, an action by or in the right of the Company) to which the Indemnitee was a party by reason of the fact that he is or was an Agent at any time, or by reason of anything done or not done by him in such capacity, the Company shall indemnify the Indemnitee against any and all Expenses and liabilities of any type whatsoever reasonably incurred by him in connection with such Proceeding.

        (b) THIRD PARTY ACTIONS. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Company) by reason of the fact that he is or was an Agent, or by reason of anything done or not done by him in any such capacity, the Company shall indemnify the Indemnitee against any and all Expenses and liabilities of any type whatsoever reasonably incurred by him in connection with such Proceeding, provided the Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and its unitholders, and, with respect to any criminal action or Proceeding, had no reasonable cause to believe his conduct was unlawful.

        (c) DERIVATIVE ACTIONS. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company by reason of the fact that he is or was an Agent, or by reason of anything done or not done by him in any such capacity, the Company shall indemnify the Indemnitee against any and all Expenses and liabilities of any type whatsoever reasonably incurred by him in connection with such Proceeding, provided the Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and its unitholders; except that no indemnification under this subsection 3(c) shall be made in respect to any claim, issue or matter as to which such person shall have been finally adjudged to be liable to the Company by a court of competent jurisdiction unless and only to the extent that the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such amounts which the court shall deem proper.

        (d) WITNESS. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of the fact that Indemnitee is or was an Agent, a witness in any Proceeding to which Indemnitee is not a party, he shall be indemnified against any and all Expenses and liabilities of any type whatsoever reasonably incurred by Indemnitee (or on his behalf) in connection therewith.

        (e) ACTIONS WHERE INDEMNITEE IS DECEASED. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he is or was an Agent, or by reason of anything done or not done by him in any such capacity, and if prior to, during the pendency of, or after completion of such Proceeding, Indemnitee becomes deceased, the Company shall indemnify the Indemnitee's heirs, executors and administrators against any and all Expenses and liabilities of any type whatsoever reasonably incurred to the extent Indemnitee would have been entitled to indemnification pursuant to Sections 3(a), 3(b), or 3(c) were Indemnitee still alive.
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        (f) NO OBLIGATION. Notwithstanding the foregoing, the Company shall not be obligated to indemnify the Indemnitee for Expenses or liabilities of any type whatsoever for which payment is actually made to or on behalf of Indemnitee under a valid and collectible insurance policy of insurance, or under a valid and enforceable indemnity clause, by-law or agreement.

     4. PARTIAL INDEMNIFICATION. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Expenses or liabilities of any type whatsoever incurred by him in connection with a Proceeding, but not entitled, however, to indemnification for all of the total amount hereof, the Company shall nevertheless indemnify the Indemnitee for such total amount except as to the portion hereof to which the Indemnitee is not entitled.

     5. MANDATORY ADVANCEMENT OF EXPENSES. Subject to Section 7(a), the Company shall advance all Expenses incurred by the Indemnitee in connection with any Proceeding to which the Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an Agent or by reason of anything done or not done by him in such capacity. Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall be determined ultimately that the Indemnitee is not entitled to be indemnified by the Company as authorized hereby. The advances to be made hereunder shall be paid by the Company to the Indemnitee within 10 days following delivery of a written request therefor by the Indemnitee to the Company.

     6. NOTICE AND OTHER INDEMNIFICATION PROCEDURES.

        (a) NOTICE REQUIRED. Promptly after receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any Proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company in writing of the commencement or threat of commencement thereof.

        (b) REQUIRED COMPANY ACTION. If, at the time of the receipt of a written notice of the commencement of a Proceeding pursuant to Section 6(a), the Company has insurance in effect that may cover the Agent, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

        (c) DEFENSE OF CLAIMS. Indemnitee shall have the right to employ Indemnitee's own legal counsel in any Proceeding for which indemnification is available under this Agreement. The Company may, with the written consent of the Indemnitee, assume the defense of such Proceeding, with counsel approved by the Indemnitee.
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        (d) REQUEST FOR INDEMNIFICATION. Upon written request by Indemnitee for indemnification, a determination with respect to Indemnitee's entitlement thereto shall be made by any of the following methods as selected solely by the
Indemnitee: (i) by Independent Counsel in a written opinion to the board of managers of the Managing General Partner of the Company, a copy of which shall be delivered to Indemnitee; (ii) by a majority vote of the Disinterested Managers, even though less than a quorum of the board of managers of the Managing General Partner of the Company, (iii) by a committee of the Disinterested Managers designated by a majority vote of Disinterested Managers, even though less than a quorum of the board of managers of the Managing General Partner of the Company, or (iv) an arbitration panel selected in accordance with
Section 6(e); or (v) by any other group or procedure mutually acceptable to the Indemnitee and the Company. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within 10 days after such determination. Any costs or expenses (including attorneys' fees and disbursements) incurred by Indemnitee in cooperating with the person, persons or entity making the determination discussed in this Section 6(d) with respect to Indemnitee's entitlement to indemnification, shall be borne by the Company (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom. In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement, and the Company shall have the burden of proof in overcoming such presumption by clear and convincing evidence. Neither the failure of the Company (including the board of managers of the Managing General Partner or independent legal counsel) to have made a determination prior to the commencement of such action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including the board of managers of the Managing General Partner or independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

        (e) ARBITRATION. Any arbitration to determine entitlement to indemnification hereunder shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association (the "AAA") in effect at the time of the arbitration, except as they may be modified by mutual agreement of the parties. The seat of the arbitration shall be Dallas, Texas. The arbitration shall be conducted by three arbitrators. The Indemnitee shall appoint an arbitrator in his request for arbitration (the "Request"). The Company shall appoint an arbitrator within 10 days of receipt of the Request. If by that date either party has not appointed an arbitrator, then that arbitrator shall be appointed promptly by the AAA. The first two arbitrators appointed shall appoint a third arbitrator within 10 days after the Company has notified Indemnitee of the appointment of the Company's arbitrator or, in the event of a failure by a party to appoint, within 10 days after the AAA has notified the parties of its appointment of an arbitrator on behalf of the party failing to appoint. If the first two arbitrators appointed fail to appoint a third arbitrator within the time period prescribed above, then the AAA shall appoint the third arbitrator within 10 days after the expiration of such period. The award may include an award of costs, including reasonable attorneys' fees and disbursements. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant party or its assets.
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        (f) TIME PERIOD FOR DETERMINATION. In the event the Indemnitee selects
(i)one of the options provided in Section 6(d)(i), (ii) or (iii) to determine whether Indemnitee is entitled to indemnification and such person or entity empowered to make the determination shall not have made a determination within 30 days after receipt by the Company therefore or (ii) the option provided in
Section 6(d)(iv) and such arbitration panel shall not have made a determination within 45 days after selection or appointment of all three arbitrators, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent
(i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law. Notwithstanding the above, such 30-day period or 45-day period, as applicable, may be extended for a reasonable time, not to exceed an additional 15 days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto

     7. EXCEPTIONS. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

        (a) CLAIMS INITIATED BY INDEMNITEE. To indemnify or advance Expenses to the Indemnitee with respect to Proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, unless (i) such indemnification is expressly required to be made by law, (ii) the Proceeding was authorized by the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the Act or (iv) the Proceeding is brought to establish or enforce a right to indemnification under this Agreement or any other statute or law.

        (b) LACK OF GOOD FAITH. To indemnify the Indemnitee for any Expenses incurred by the Indemnitee with respect to any Proceeding instituted by the Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such Proceeding was not made in good faith or was frivolous; or

        (c) UNAUTHORIZED SETTLEMENTS. To indemnify the Indemnitee under this Agreement for any amounts paid in settlement of a Proceeding unless the Company consents to such settlement, which consent shall not be unreasonably withheld.

     8. NON-EXCLUSIVITY. The provisions for indemnification and advancement of Expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have under any provision of law, the Company's Certificate of Limited Partnership, the Company's Amended and Restated Agreement of Limited Partnership, the vote of the Company's unitholders, other agreements, or otherwise, both as to action in his official capacity and to action in another capacity while occupying his position as an Agent, and the Indemnitee's rights hereunder shall continue after the Indemnitee has ceased acting as an Agent and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee.

     9. ENFORCEMENT. Any right to indemnification or advances granted by this Agreement to Indemnitee shall be enforceable by or on behalf of Indemnitee in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, (ii) advancement of Expenses is not made within the time period contained in Section 5, (iii) no disposition of such claim is made within the applicable time periods contained in Sections 6(f),
(iv) payment of indemnification is not made pursuant to Section 3(a) or (d) within 10 days after receipt by the Company for a written request therefore, or
(v) payment of indemnification is not made pursuant to Section 3(b) or (c) within 10 days after a determination has been made that Indemnitee is entitled to indemnification. Indemnitee, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the Expenses of prosecuting his claim. It shall be a defense to any action for which a claim for indemnification is made under this Agreement (other than an action brought to enforce a claim for Expenses pursuant to Section 5) that Indemnitee is not entitled to indemnification because of the limitations set forth in Sections 3 and 7. Neither the failure of the Company to have made a determination prior to the commencement of such enforcement action that indemnification of Indemnitee is proper in the circumstances, nor an actual determination by the Company that such indemnification is improper, shall be a defense to the action or create a presumption that Indemnitee is not entitled to indemnification under this Agreement or otherwise. Any judicial proceeding commenced pursuant to this
Section 9 shall be conducted in all respects as a de novo trial on the merits. If a determination shall have been made that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 9, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law. The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 9 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

     10. SUBROGATION. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

     11. SURVIVAL OF RIGHTS.

        (a) CONTINUATION OF AGREEMENTS. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee serves as an Agent and shall continue after Indemnitee has ceased to serve as an Agent so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or Proceeding, whether civil, criminal, arbitrational, administrative or investigative, by reason of the fact that Indemnitee was serving in the capacity referred to herein.

        (b) ASSUMPTION REQUIRED. The Company shall require any successor to the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or

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substantially all of the business or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

     12. INTERPRETATION OF AGREEMENT. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent permitted by law including those circumstances in which indemnification would otherwise be discretionary.

     13. SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of the Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 12.

     14. MODIFICATION AND WAIVER. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     15. NOTICE. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee or (ii) if mailed by certified or registered mail with postage prepaid, on receipt or rejection by the addressee. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

     16. GOVERNING LAW. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.

The parties hereto have entered into this Indemnity Agreement effective as of the date first above written.


                                 THE COMPANY:

                                 DORCHESTER MINERALS, L.P.
                                 a Delaware limited partnership

                                 By:      Dorchester Minerals Management LP,
                                          a Delaware limited partnership,
                                          Its General Partner

                                 By: Dorchester Minerals Management GP LLC, a Delaware limited liability company Its General Partner

                                 By:
                                 Title:
                                 Address:

                                 INDEMNITEE:

                                 By:
                                     (Indemnitee's Printed Name)
                                      Address: